Exhibit 99.1

OptimizeRx Reports Fourth Quarter and Full Year 2021 Financial Results, Revenue Increased 42%, Demand from Large Pharma Gains Momentum

-	Fourth quarter revenue Up 24% to $20.3 million, gross profit margin of 61%
-	Introduction of key performance indicators (KPIs) representing “land and expand” strategy with key customer accounts
-	Cash flow positive from operations of $0.7 million in 2021

ROCHESTER, Mich. – February 24, 2022 – OptimizeRx Corp. (the “Company”) (Nasdaq: OPRX), a leading provider of point-of-care technology solutions helping patients start and stay on therapy, reported results for the fourth quarter and full year ended December 31, 2021.

Key Performance Indicators (KPIs)*	FY21		FY20
Average revenue per top 20 pharmaceutical manufacturers	$2.5	M	$1.9	M
Percent top 20 pharmaceutical manufacturers that are clients	95%		85%
Top 20 pharmaceutical percent of total net revenues	77%		76%
Net revenue retention	127%		160%
Revenue per average FTE	$730	K	$614	K

Financial Highlights

•	Revenue in the fourth quarter of 2021 increased 24% to a record $20.3 million, from $16.4 million in the same period of 2020, with the full year of 2021 up 42% to a record $61.3 million as compared to the same year-ago period.
•	Gross profit in the fourth quarter of 2021 increased 44% to $12.4 million as compared to the same year-ago period.
•	Gross profit margin in the fourth quarter of 2021 increased to 61.0% from 52.4% as compared to the same year-ago period.
•	GAAP net income totaled $0.6 million or $0.04 and $0.03 per basic and fully diluted share in the fourth quarter as compared to a net income of $1.4 million or $0.09 and $0.08 per basic and diluted share in the year ago period.
•	Non-GAAP net income in the fourth quarter totaled $4.0 million or $0.23 and $0.22 per basic and fully diluted share respectively (see definition of this non-GAAP measure and reconciliation to GAAP, below).
•	Cash and cash equivalents totaled $84.7 million as of December 31, 2021 as compared to $85.1 million as of September 30, 2021.

Operational Highlights

•	The Company’s evidence-based physician engagement solution named “One of the Most Innovative Products of the Year” by PM360
•	Ranked among fastest-growing companies in North America on the 2021 Deloitte Technology Fast 500™ list for the second consecutive year
•	Recognized by the Financial Times as one of Americas’ Fastest-Growing Companies for the second consecutive year
•	Recognized by “Digital Health Awards® Fall 2021” for TelaRep™ and the Company’s COVID-19 text message campaign
•	Hosted second annual Innovate4Outcomes™ event, addressing patient access challenges, in partnership with Reuters Events, I AM ALS, and RESOLVE: The National Infertility Association
•	Published open letter to shareholders detailing completion of internal management changes
•	Published an analysis of how predictive analytics solution created new opportunities to Life Sciences to address delayed diagnosis and other challenges in Multiple Sclerosis (MS)

Management Commentary

Will Febbo, OptimizeRx CEO commented, “We are addressing healthcare’s digital shift by putting innovation to work on behalf of our clients’ needs. We remain committed to the scalability and depth of our technology, and the deepening of relationships with key client accounts. This effort has been propelled by the successful implementation of a strategic series of platform enhancements — resulting in the stepwise adoption of AI, data analytics, and contextual real-world evidence solutions in 2021.

“Our purpose-built technology enables our teams to deliver solutions over a single platform, simplifying connectivity between life sciences organizations, patients, and physicians along critical touchpoints of a patient’s care journey. We have also recently added key performance indicators against which to measure our results as we move into the new year, better staffed, and better equipped to transform patient access, adherence, and outcomes across the entire care continuum,” concluded Mr. Febbo.

Q4 2021 Financial Summary

Total revenue reported for the three months ended December 31, 2021 was $20.3 million, an increase of 24% over the approximately $16.4 million from the same period in 2020. The increased revenue resulted from growth in sales across our access, adherence and affordability solutions.

Gross margin was 61%, which increased from the year-ago quarter (52.4% year ago period). This is the result of solution and channel mix.

Operating expenses increased to $11.8 million as compared to $7.2 million in the same year-ago quarter. The increase in operating expenses was primarily related to salaries, stock-based compensation, wages and benefits, and other human resources-related costs as we invested in the expansion of our team to support future growth by expanding our commercial activities and enhancing and growing our solution offerings.

Net Income on a GAAP basis was $0.6 million or $0.04 and $0.03 per basic and diluted share, as compared to a net income of $1.4 million or $0.09 and $0.08 on a basic and fully diluted basis in the fourth quarter of 2020.

Non-GAAP net income was $4.0 million or $0.23 and $0.22 per basic and fully diluted shares outstanding, compared to non-GAAP net income of $2.7 million or $0.18 and $0.16 on a basic and fully diluted basis for the same year-ago period (see definition of this non-GAAP measure and reconciliation to GAAP, below).

Cash and cash equivalents totaled $84.7 million as of December 31, 2021, as compared to $85.1 million as of September 30, 2021.

2022 Financial Outlook

For the full year 2022, the Company expects net revenues of $80 million to $85 million, representing year-over-year growth of 31% to 39%, respectively. Gross margins for 2022 are expected to be relatively constant year-over-year and are expected to come in between 57% and 60%.

The Company expects revenue growth will align closely with continued progress on the KPIs introduced above and will be driven by its “land and expand” strategy through obtaining new customers and growing its existing clients’ share of wallet by increasing the number of solutions each brand leverages, the number of brands supported and the overall utilization of its platform.

Conference Call

OptimizeRx management will host the presentation, followed by a question-and-answer period.

Date:	Thursday, February 24, 2022
Time:	4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Webcast:	https://themediaframe.com/mediaframe/webcast.html?webcastid=7amBcwbL
Toll Free:	1-888-254-3590
International:	1-323-794-2551
Conference ID:	4163167

Please call the conference telephone number five minutes prior to the start time.

A replay of the call will remain available for 12 months via the Investors section of the OptimizeRx website at www.optimizerx.com/investors.

Definition and Use of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income (loss) and non-GAAP earnings (loss) per share or non-GAAP EPS, both of which are non-GAAP financial measures.

The Company defines non-GAAP net income (loss) as GAAP net income (loss) with an adjustment to add back depreciation, amortization, stock-based compensation, acquisition expenses, income or loss related to the fair value of contingent consideration, and deferred income taxes. Non-GAAP EPS is defined as non-GAAP net income (loss) divided by the number of weighted average shares outstanding on a basic and diluted basis. The Company has provided non-GAAP financial measures to aid investors in better understanding its performance. Management believes that these non-GAAP financial measures provide additional insight into the operations and cashflow of the Company.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, management believes that providing non-GAAP financial measures that excludes non-cash expenses allows for meaningful comparisons between the Company’s core business operating results and those of other companies, as well as provides an important tool for financial and operational decision making and for evaluating the Company’s own core business operating results over different periods of time.

The Company’s non-GAAP net income (loss) and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate such non-GAAP financial results differently. The Company’s non-GAAP net income (loss) and non-GAAP EPS are not measurements of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The Company does not consider these non-GAAP measures to be substitutes for or superior to the information provided by its GAAP financial results.

The table, “Reconciliation of non-GAAP to GAAP Financial Measures,” included below, provides a reconciliation of non-GAAP net income (loss) and non-GAAP EPS for the fourth quarter and full year ended December 31, 2021 and 2020.

Definition of Key Performance Indicators*

Top 20 pharmaceutical manufacturers: Top 20 pharmaceutical manufacturers are based on Fierce Pharma’s “The top 20 pharma companies by 2020 revenue.”

Net revenue retention: Net revenue retention is a comparison of revenue generated from all clients in the previous period to total revenue generated from the same clients in the following year (i.e., excludes new client relationships for the most recent year).

Revenue per average Full Time Employee: We define revenue per average full-time employee (FTE) as total revenue over the last 12 months (LTM) divided by the average number of employees over the LTM, which is calculated by taking our total number of FTEs at the end of the prior year period by our total FTE headcount at the end of the most recent.

About OptimizeRx

OptimizeRx is the best-in-class health technology company enabling care-focused engagement between life sciences organizations, healthcare providers, and patients at critical junctures throughout the patient care journey. Connecting over 60% of U.S. healthcare providers and millions of their patients through a technology platform embedded within a proprietary point-of-care network, OptimizeRx helps patients start and stay on their medications.

For more information, follow the Company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates”, “believes”, “estimates”, “expects”, “forecasts”, “intends”, “plans”, “projects”, “targets”, “designed”, “could”, “may”, “should”, “will” or other similar words and expressions are intended to identify these forward-looking statements. All statements that reflect the Company’s expectations, assumptions, projections, beliefs, or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements relating to the Company’s growth, business plans and future performance. These forward-looking statements are based on the Company’s current expectations and assumptions regarding the Company’s business, the economy, and other future conditions. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as required by applicable law. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other risks summarized in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its subsequent Quarterly Reports on Form 10-Q, and its other filings with the Securities and Exchange Commission.

OptimizeRx Contact

Andy D’Silva, SVP Corporate Finance

adsilva@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

malejandra@optimizerx.com

Investor Relations Contact

Ashley Robinson

LifeSci Advisors, LLC

arr@lifesciadvisors.com

OPTIMIZERX CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31, 2021	December 31, 2020
ASSETS

Current Assets
Cash and cash equivalents	$84,681,770	$10,516,776
Accounts receivable, net	24,800,585	17,885,705
Prepaid expenses	5,630,655	4,456,611
Total Current Assets	115,113,010	32,859,092
Property and equipment, net	143,818	148,854
Other Assets
Goodwill	14,740,031	14,740,031
Technology assets, net	4,589,126	5,251,822
Patent rights, net	2,155,026	2,349,570
Right of use assets, net	328,820	445,974
Other intangible assets, net	3,902,502	4,519,552
Security deposits and other assets	12,859	12,859
Total Other Assets	25,728,364	27,319,808
TOTAL ASSETS	$140,985,192	$60,327,754

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable – trade	$606,808	$618,250
Accrued expenses	2,902,836	2,420,361
Revenue share payable	4,378,216	4,969,868
Current portion of lease liabilities	90,982	123,220
Contingent purchase price payable	-	1,610,813
Deferred revenue	1,389,907	285,795
Total Current Liabilities	9,368,749	10,028,307
Non-current Liabilities
Lease liabilities, net of current portion	236,726	325,533
Total Liabilities	9,605,475	10,353,840
Commitments and contingencies (See Note 14)
Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding at December 31, 2021 and 2020,	-	-
Common stock, $0.001 par value, 166,666,667 shares authorized, 17,860,975 and 15,223,340 shares issued and outstanding at December 31, 2021 and 2020, respectively	17,861	15,223
Additional paid-in-capital	166,615,514	85,590,428
Accumulated deficit	(35,253,658)	(35,631,737)
Total Stockholders’ Equity	131,379,717	49,973,914
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$140,985,192	$60,327,754

The accompanying notes are an integral part of these condensed consolidated financial statements.

OPTIMIZERX CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31, 2021	For the year ended December 31, 2020

Revenue	$61,292,598	$43,313,323
Cost of revenues	25,654,384	19,207,902
Gross margin	35,638,214	24,105,421

Operating Expenses
Stock-based compensation	5,491,957	3,172,840
Depreciation, amortization, and noncash lease expense	2,086,454	2,075,888
Other general and administrative expenses	27,698,703	20,992,012
Total operating expenses	35,277,114	26,240,740
Income (loss) from operations	361,100	(2,135,319)
Other income (expense)
Interest income	16,979	68,582
Change in fair value of contingent consideration	-	(140,390)
Total other income (expense)	16,979	(71,808)
Income (loss) before provision for income taxes	378,079	(2,207,127)
Income tax benefit	-	-
Net income (loss)	$378,079	$(2,207,127)
Weighted average number of shares outstanding – basic	17,228,019	14,827,923
Weighted average number of shares outstanding – diluted	17,690,489	14,827,923
Income (loss) per share – basic	$0.02	$(0.15)
Income (loss) per share – diluted	$0.02	$(0.15)

The accompanying notes are an integral part of these condensed consolidated financial statements.

OPTIMIZERx CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2021	For the year ended December 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$378,079	$(2,207,127)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,965,325	1,971,083
Noncash lease expense	121,129	104,805
Increase in bad debt reserve	80,000	200,000
Stock-based compensation	5,491,957	3,172,840
Change in fair value of contingent consideration	-	140,390
Changes in:
Accounts receivable	(6,994,880)	(10,667,680)
Prepaid expenses and other assets	(1,174,044)	(3,517,700)
Accounts payable	(11,442)	125,255
Revenue share payable	(591,652)	3,351,430
Accrued expenses and other	482,475	1,416,884
Change in operating lease liabilities	(125,020)	(106,347)
Deferred revenue	1,104,112	(294,219)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	726,039	(6,310,386)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(100,322)	(68,041)
Acquisition of intangible assets, including intellectual property rights	(21,511)	(11,932)
Capitalized software development costs	(364,166)	(44,752)
NET CASH USED IN INVESTING ACTIVITIES	(485,999)	(124,725)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of offering costs	70,671,536	-
Proceeds from exercise of stock options	4,864,231	2,488,394
Payment of contingent consideration	(1,610,813)	(4,389,187)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	73,924,954	(1,900,793)
NET INCREASE (DECREASE IN) CASH AND CASH EQUIVALENTS	74,164,994	(8,335,904)
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	10,516,776	18,852,680
CASH AND CASH EQUIVALENTS – END OF PERIOD	$84,681,770	$10,516,776
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Acquisition liabilities paid in stock	$-	$1,657,548

The accompanying notes are an integral part of these condensed consolidated financial statements.

OPTIMIZERx CORPORATION

Reconciliation of non-GAAP to GAAP Financial Measures

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2021	2020	2021	2020
Net Income (loss)	623,463	1,357,166	378,079	(2,207,127)
Depreciation and amortization	506,279	512,005	2,086,452	2,075,888
Stock-based compensation	2,879,759	781,221	5,491,957	3,172,810
Income or loss related to the fair value of contingent consideration	-	-	-	140,390
Non-GAAP net income	4,009,501	2,650,392	7,956,488	3,181,961

Non-GAAP net income (loss) per share
Basic	$0.23	$0.18	$0.46	$0.21
Diluted	$0.22	$0.16	$0.45	$0.20
Weighted average shares outstanding:
Basic	17,799,696	15,127,425	17,228,019	14,827,923
Diluted	18,410,160	16,311,904	17,690,489	15,640,050